Exhibit 99




                                                         Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                              Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    DOV Pharmaceutical, Inc. (DOVP)


Date of Earliest
Transaction Required
to be Reported:            03/30/04


Signature:                   /s/  Kevin Insley
                           -----------------------------------------------------
                               Name: Kevin Insley
                           Title:    President and Chief Financial Officer
                           ELAN INTERNATIONAL SERVICES, LTD.

                                                         Joint Filer Information


Name:                      Elan Pharmaceutical Investments, Ltd.


Address:                   102 St. James Court
                              Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    DOV Pharmaceutical, Inc. (DOVP)


Date of Earliest
Transaction Required
to be Reported:            03/30/04


Signature:                  /s/  Kevin Insley
                           -------------------
                           Name: Kevin Insley
                           Title:    President and Chief Financial Officer
                           ELAN PHARMACEUTICAL INVESTMENTS, LTD.